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                                                                    EXHIBIT 23.2

                          INDEPENDENT AUDITORS' CONSENT


         We consent to the incorporation by reference in this Registration Statement of InfoCure Corporation on Form S-8 of our report dated January 15, 1999, (relating to the Healthcare Systems Division of the Reynolds and Reynolds Company) appearing in the Prospectus filed pursuant to Rule 424(b)(4) on April 22, 1999 which constitutes part of the Registration Statement on Form S-3 (No. 333-71109), effective April 21, 1999, and to the reference to us under the heading "Experts" in the Prospectus, which is part of the Registration Statement.


Deloitte & Touche LLP
Dayton, Ohio

February 28, 2001